As filed with the Securities and Exchange Commission on July 17, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HAYES LEMMERZ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	32-0072578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan	48168
(Address of Principal Executive Offices)	(Zip Code)

HAYES LEMMERZ INTERNATIONAL, INC. LONG TERM INCENTIVE PLAN
(Full title of the plan)

Patrick C. Cauley
Vice President, General Counsel and Secretary
Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48168
(Name and address of agent for service)

(734) 737-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Hayes Lemmerz International, Inc. Common Stock, par value $0.01 per share	6,000,000	$5.85	$35,100,000	$1,078

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without consideration which results in an increase in the number of the Company’s shares of outstanding Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices for Common Stock of Hayes Lemmerz International, Inc. as reported on The Nasdaq Stock Market on July 11, 2007.

EXPLANATORY NOTE

Hayes Lemmerz International, Inc. (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of up to 6,000,000 additional shares of its common stock, par value $.01 per share (“Common Stock”) in connection with an amendment to the Hayes Lemmerz International, Inc. Long Term Incentive Plan (the “LTIP”) to increase the overall number of shares available for awards under the LTIP by such amount.

This registration statement is filed for the purpose of registering additional securities of the same class as those registered under a currently effective registration statement on Form S-8, originally filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2003 (File No. 333-110684). The original registration statement registered an aggregate of 3,734,554 shares of Common Stock under the LTIP. The contents of such original registration statement, including any filings incorporated therein, are incorporated herein by reference. On May 31, 2007, the Company filed with the Commission a definitive Proxy Statement (File No. 000-50303), which included a proposal for stockholder approval to increase the overall number of shares available for awards under the LTIP by 6,000,000 shares of Common Stock, which proposal was approved by the Company’s stockholders on July 17, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. We shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file. Such documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 (filed April 9, 2007).

•	The Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2007 (filed June 8, 2007).

•	The Company’s Proxy Statement, dated May 31, 2007, relating to the Company’s 2007 Annual Meeting of Stockholders (filed May 31, 2007).

•

The Company’s Current Reports on Form 8-K filed on April 18, 2007; May 7, 2007; May 9, 2007 pursuant to Item 5.02; May 9, 2007 pursuant to Items 8.01 and 9.01; May 25, 2007; June 1, 2007; June 5, 2007; and June 7, 2007 pursuant to Items 8.01 and 9.01.

•

The description of the Common Stock contained in the Company’s Registration Statement on form 8-A/A, dated June 4, 2003, filed with the Commission pursuant to Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”).

•	The Company’s Registration Statement on Form S-8 (File No. 000-50303) filed November 21, 2003.

•

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or
15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.        EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation of HLI Holding Company, Inc., effective as of May 6, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-A/A, filed June 4, 2003).
4.2	Amendment to the Certificate of Incorporation of HLI Holding Company, Inc., effective as of June 3, 2003 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A/A, filed June 4, 2003).
4.3

Amendment to the Certificate of Incorporation of Hayes Lemmerz International, Inc., effective as of May 16, 2007 (incorporated by reference to Appendix D to the Company’s Proxy Statement, filed April 18, 2007).

4.4

By-Laws of Hayes Lemmerz International, Inc. (formerly known as HLI Holding Company, Inc.), effective as of May 30, 2003 (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A/A, filed June 4, 2003).

4.5	Amendment to By-Laws of Hayes Lemmerz International, Inc., effective as of April 17, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed April 18, 2007).
4.6	Hayes Lemmerz International, Inc. Long Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement, filed April 18, 2007).
*5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
*23.1	Consent of KPMG LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).

* Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on July 17, 2007.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ Patrick C. Cauley
Name:	Patrick C. Cauley
Title:	Vice President, General Counsel
and Secretary

POWERS OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Patrick C. Cauley and Steven Esau, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE
/s/ Curtis J. Clawson Curtis J. Clawson	President, Chief Executive Officer and Chairman of the Board	July 17, 2007
/s/ James A. Yost James A. Yost	Vice President, Finance and Chief (Principal Financial Officer)	July 17, 2007
/s/ Mark A. Brebberman Mark A. Brebberman	Corporate Controller (Principal Accounting Officer)	July 17, 2007

/s/ George T. Haymaker, Jr George T. Haymaker, Jr.	Director	July 17, 2007
/s/ William H. Cunningham William H. Cunningham	Director	July 17, 2007
/s/ Cynthia L. Feldmann Cynthia L. Feldmann	Director	July 17, 2007
/s/ Mohsen Sohi Mohsen Sohi	Director	July 17, 2007
/s/ Henry D.G. Wallace Henry D. G. Wallace	Director	July 17, 2007
/s/ Richard F. Wallman Richard F. Wallman	Director	July 17, 2007

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation of HLI Holding Company, Inc., effective as of May 6, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-A/A, filed June 4, 2003).
4.2	Amendment to the Certificate of Incorporation of HLI Holding Company, Inc., effective as of June 3, 2003 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A/A, filed June 4, 2003).
4.3

Amendment to the Certificate of Incorporation of Hayes Lemmerz International, Inc., effective as of May 16, 2007 (incorporated by reference to Appendix D to the Company’s Proxy Statement, filed April 18, 2007).

4.4

By-Laws of Hayes Lemmerz International, Inc. (formerly known as HLI Holding Company, Inc.), effective as of May 30, 2003 (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A/A, filed June 4, 2003).

4.5	Amendment to By-Laws of Hayes Lemmerz International, Inc., effective as of April 17, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed April 18, 2007).
4.6	Hayes Lemmerz International, Inc. Long Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement, filed April 18, 2007).
*5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
*23.1	Consent of KPMG LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).

* Filed electronically herewith.